UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 3, 2014 (December 2, 2014)

KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 31, 2014, the spin-off of Kimball Electronics, Inc. (the “Company”) from Kimball International, Inc. was completed (the “Spin-Off”). Prior to the Spin-Off, certain employees of the Company, including our Named Executive Officers, were awarded by Kimball International, Inc. Annual and/or Long-Term Performance Share Awards (the “Awards”). The Form of Long-Term Performance Share Award Agreement and the Form of Annual Performance Share Award Agreement (the “Agreements”) were filed as Exhibit 10.3 and Exhibit 10.9, respectively, of Amendment 3 to the Company’s Form 10 filed on September 4, 2014.
The Form of Annual and/or Long-Term Performance Share Award Amendment (the “Amendment”), dated December 2, 2014, amends these Agreements to provide an equitable adjustment as a result of the Spin-Off for outstanding Awards to reflect the change in stock value by an adjustment factor of 1.94 for each outstanding Award. The adjustment factor of 1.94 was calculated pursuant to Exhibit A of the Employee Matters Agreement by and between Kimball International, Inc. and Kimball Electronics, Inc. filed as Exhibit 10.2 to the Company’s Form 8-K filed on November 3, 2014. In addition, the Awards will be granted in shares of the Company’s common stock to the certain employees of the Company instead of Kimball International, Inc. shares.
The foregoing description of the Form of Annual and/or Long-Term Performance Share Award Amendment is only a summary of the Amendment. For complete text of this Amendment, see the form agreement filed with this Current Report Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
10.1	Form of Annual and/or Long-Term Performance Share Award Amendment

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ Michael K. Sergesketter
MICHAEL K. SERGESKETTER Vice President, Chief Financial Officer
Date: December 3, 2014

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Form of Annual and/or Long-Term Performance Share Award Amendment